UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2020

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed, on January 29, 2020, Jose Garcia resigned as Senior Vice President and Chief Financial Officer of Spirit AeroSystems Holdings, Inc. (the “Company”) and Spirit AeroSystems, Inc. (“Spirit”), the Company’s wholly owned subsidiary.

On January 31, 2020, the Company, Spirit and Mr. Garcia entered into an Agreement and General Release (the “Agreement”). Under the terms of the Agreement and in consideration of Mr. Garcia’s future cooperation, release of claims, and compliance with certain obligations, including confidentiality, non-competition, non-solicitation, and non-disparagement covenants, Mr. Garcia will receive separation payments comprised of the following: (i) a sum of $615,000, which is equal to one year of Mr. Garcia’s annual base salary applicable on the date of Mr. Garcia’s resignation; (ii) a payment of Mr. Garcia’s expected award for 2019 pursuant to the Short-Term Incentive Program (the “STIP”) under the 2014 Omnibus Plan, as amended (the “Omnibus Plan”), based on an assumed score of 1.0; (iii) a lump sum of $20,000 for COBRA coverage over a 12 month period; (iv) full vesting with respect to 10,861 shares underlying the Initial Sign-On Award, as such term is defined in Mr. Garcia’s Employment Agreement (the “Employment Agreement”), pursuant to the Company’s Long-Term Incentive Plan under the Omnibus Plan (the “LTIP”), 5,880 shares of the time-based restricted stock award granted under the LTIP in November 2019, and 66 2/3%, or 5,344 shares, of the time-based restricted stock award granted under the LTIP in January 2019; (v) a sum of $500,000 in lieu of the Subsequent Sign-On award, as such term is defined in the Employment Agreement; (vi) a sum of $409,590 in lieu of receiving any portion of the annual 2020 LTIP awards; (vii) reimbursement of reasonable and documented career transition services through July 31, 2020; and (viii) continued vesting (upon the contractual vesting date) with respect to 66 2/3%, or 3,122 shares (based on target performance), of the performance-based restricted stock awards granted under the LTIP in January 2019, subject to the Company’s certification of the satisfaction of applicable performance criteria.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement and General Release with Jose Garcia.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: January 31, 2020	By:	/s/ Stacy Cozad
		Name:	Stacy Cozad
		Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary